Exhibit 99.1

Contact:
Provectus Biopharmaceuticals, Inc. Peter R. Culpepper, CFO, COO Phone: 866-594-5999 #30	Porter, LeVay & Rose, Inc. Marlon Nurse, DM, SVP – Investor Relations Phone: 212-564-4700 Bill Gordon – Media Relations Phone: 212-724-6312

PROVECTUS BIOPHARMACEUTICALS TO MEET WITH FDA ON OPERATIONAL ASPECTS OF PV-10 PHASE 3 MELANOMA STUDY WITH AIM TO MAXIMIZE SPEED OF ENROLLMENT

KNOXVILLE, TN, December 22, 2014 — Provectus Biopharmaceuticals, Inc. (NYSE MKT: PVCT, http://www.pvct.com), a development-stage oncology and dermatology biopharmaceutical company (“Provectus”), announced today that it will be meeting with the U.S. Food and Drug Administration (the “FDA”) to review certain operational aspects of the protocol for its planned phase 3 clinical trial of intralesional PV-10, its novel investigational drug for cancer, as a treatment for melanoma. No date for this meeting has been agreed upon as yet.

Eric Wachter, PhD, CTO of Provectus, stated, “When we submitted the protocol to the Agency in November, we included a brief list of questions about certain operational aspects of the protocol, in particular regarding eligibility requirements relevant to maximizing the speed of enrollment of patients in the study. This is standard practice for a pivotal submission. The FDA has subsequently indicated that a formal meeting is appropriate to assure that these questions are addressed in a timely and documented manner. We hope the meeting will occur in January or early February 2015.”

Dr. Wachter added, “We currently have eight sites, four in the U.S. and four in Australia, in our expanded access program that are using PV-10 for melanoma and other cutaneous malignancies. They will provide a path to quickly starting enrollment once this review period is finished. In addition, we expect additional sites to join the study pending action by their respective Institutional Review Boards.”

Dr. Wachter concluded, “I want to stress that this meeting with the Agency in no way affects the fundamental design of the study, and the FDA has given us no indication that it has any concerns about the proposed study design and endpoints.”

For a detailed list of the current inclusion and exclusion criteria and further details regarding the endpoints of the study, visit:

https://clinicaltrials.gov/ct2/show/NCT02288897?term=pv-10&rank=5

About Provectus Biopharmaceuticals, Inc.

Provectus Biopharmaceuticals, Inc., specializes in developing oncology and dermatology therapies. PV-10, its novel investigational drug for cancer, is designed for injection into solid tumors (intralesional administration), thereby reducing potential for systemic side effects. Its oncology focus is on melanoma, breast cancer and cancers of the liver. The Company has received orphan drug designations from the FDA for its melanoma and hepatocellular carcinoma indications. PH-10, its topical investigational drug for dermatology, is undergoing clinical testing for psoriasis and atopic dermatitis. Provectus has completed phase 2 trials of PV-10 as a therapy for metastatic melanoma, and of PH-10 as a topical treatment for atopic dermatitis and psoriasis. Information about these and the Company’s other clinical trials can be found at the NIH registry, www.clinicaltrials.gov. For additional information about Provectus, please visit the Company’s website at www.pvct.com or contact Porter, LeVay & Rose, Inc.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date hereof, and we undertake no obligation to update such statements after this date.

Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014, and September 30, 2014), and the following:

•	our determination, based on guidance from the FDA, whether to proceed with or without a partner with a phase 3 trial of PV-10 to treat locally advanced cutaneous melanoma and the costs associated with such a trial if it is necessary;

•	our determination whether to license PV-10, our melanoma drug product candidate, and other solid tumors such as liver cancer, if such licensure is appropriate considering the timing and structure of such a license, or to commercialize PV-10 on our own to treat melanoma and other solid tumors such as liver cancer;

•	our ability to license our dermatology drug product candidate, PH-10, on the basis of our phase 2 atopic dermatitis and psoriasis results, which are in the process of being further developed in conjunction with mechanism of action studies; and

•	our ability to raise additional capital if we determine to commercialize PV-10 and/or PH-10 on our own, although our expectation is to be acquired by a prospective pharmaceutical or biotech concern prior to commercialization.

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